PERICOM SEMICONDUCTOR REPORTS

FISCAL SECOND QUARTER 2013 FINANCIAL RESULTS

▪	Q2 revenues were $30.4 million, reflective of the global softness in the PC industry
▪	Q2 non-GAAP gross margin increased 125 bps year-over-year, consistent with our focus on higher margin sectors
▪	Continued strong balance sheet with quarter-end cash and investments at $5.29 per share

San Jose, Calif. – January 29, 2013 - Pericom Semiconductor Corporation (NASDAQ: PSEM), a worldwide supplier of high performance connectivity and timing solutions, today announced results for its fiscal 2013 second quarter ended December 29, 2012.

Net revenues for the second quarter were $30.4 million, a decrease of 17% from the $36.7 million reported in the first quarter, and a decrease of 0.2% from the $30.5 million reported in the comparable period last year.

GAAP gross margin was 36.8% in the second quarter, a decrease from 37.9% last quarter and an increase from 36.0% in the comparable period last year. On a non-GAAP basis, gross margin was 38.5% in the second quarter, which reflects exclusion of share-based compensation, amortization of intangible assets and amortization of fair value adjustments on acquired fixed assets. The comparable non-GAAP gross margins were 39.3% last quarter and 37.3% in the comparable period last year. The improvement in gross margin from the prior year primarily reflects favorable product mix from our focus on higher margin opportunities in networking and telecom, server, storage, and embedded end-market segments. The sequential decline in gross margin primarily reflects increased underutilization expenses in the current quarter.

GAAP net loss for the second quarter was $5.3 million, or $0.23 per diluted share, compared with net income of $1.2 million, or $0.05 per diluted share in the first quarter, and net loss of $0.3 million, or $0.01 per diluted share in the comparable period last year. GAAP net income for all periods included share-based compensation, amortization of intangible assets, and amortization of fair value adjustments, and the current quarter also included a $5.0 million tax provision resulting from intercompany transactions completed in the implementation of an operating structure to more efficiently align our transaction flows with our geographic business operations. Excluding these items, non-GAAP net income for the second quarter was $0.9 million, or $0.04 per diluted share, compared with non-GAAP net income of $2.5 million or $0.10 per diluted share in the first quarter, and non-GAAP net income of $1.0 million, or $0.04 per diluted share in the comparable period last year.

The balance sheet remained very strong with cash and cash equivalents and investments in marketable securities of $124 million or $5.29 per diluted share at the end of the second quarter. Inventories decreased $1.4 million on a sequential basis to $16.1 million, which represents 78 days of supply based on non-GAAP cost of revenues. Trade accounts receivable decreased by $4.7 million sequentially to $19.8 million, which represents DSO of 59 days. At quarter-end, working capital was $119 million and the current ratio was 6.4.

“While our second quarter results reflected continued economic softness in global markets, we were able to maintain improved gross margins driven by market segments and product mix that aligned with our strategic focus,” said Alex Hui, President and CEO of Pericom. “The industry continues to face challenging times, yet we remain focused on our long-term growth strategy of expanding our customer base in server, networking, embedded and other high-margin applications for our high speed serial connectivity and timing products.”

New Products

In the second quarter of fiscal 2013, Pericom introduced a total of 23 new products in our Connectivity, Timing, and Signal Integrity product areas.

NEWS RELEASE January 29, 2013

We introduced 13 new products across our Connectivity product families targeting networking, server, storage, embedded, notebook/tablet, and consumer market segments. These included an HDMI switch, a new family of Microprocessor Supervisors (“MPS”), and a new family of Universal Level Shifters (“ULS”). All of these products were sampled to key customers during the quarter.

We expanded our Timing solutions for next generation platforms with 6 new products, including embedded clocks, a new family of ultra low jitter buffers, and a PCIe clock generator. These products target mainly networking, storage, server and embedded segments.

For Signal Integrity, we introduced 4 new ReDriver products targeting USB3 applications in notebook, server, storage, and networking applications, and a very low power PCIe GEN2 ReDriver for servers and computing.

Share Repurchase Update

On April 26, 2012 the Board authorized a repurchase program for up to $25 million of shares of our common stock. Pursuant to this authorization, the Company repurchased 150,201 shares in the three months ended December 29, 2012 for an aggregate cost of $1.1 million and an average per share purchase price of $7.47. The remaining balance of potential share repurchases under the authorization is approximately $23.9 million. Shares may be repurchased from time to time in the open market or through private transactions, at the discretion of Pericom management. As of January 25, 2013, Pericom had approximately 23.5 million shares of common stock outstanding.

Fiscal Q3 2013 Outlook

The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially.

Below are the estimates for fiscal Q3 2013.

•	Revenues in the second fiscal quarter are expected to be in the range of $27.5 million to $30.5 million.

•	GAAP gross margins are expected to be between 34.1% and 36.6%, and adjusting for share-based compensation, amortization of intangibles and fair value adjustments that are expected to total approximately 1.9%, non-GAAP gross margins are expected to be in the 36.0% to 38.5% range.

•	GAAP operating expenses are expected to be between $12.5 million and $12.9 million, and adjusting for share-based compensation, amortization of intangibles and fair value adjustments that are expected to total approximately $1.2 million, non-GAAP operating expenses are expected to be in the range of $11.3 million to $11.7 million.

•	Other income is expected to be between $0.6 million and $0.8 million on a GAAP basis and on a non-GAAP basis.

•	The effective tax rate is expected to be approximately 30-34% on a GAAP basis, and 30-32% on a non-GAAP basis.

Conference Call

The press release will be followed by a conference call beginning at 1:30 p.m. Pacific time on January 29, 2013. To listen to the call, dial (877) 377-7103 and reference “Pericom”. A slide presentation will accompany the conference call. To view the slides, please visit the investor relations section of www.pericom.com.

The Pericom financial results conference call will be available via a live webcast on the investor relations section of the web site at http://www.pericom.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the web site for approximately 90 days.

A taped replay of the conference call will be made available for the period from this evening through midnight on Monday, February 4th. To listen to the replay, dial toll-free (855) 859-2056 and reference conference ID 91148924.

3545 North First Street San Jose, CA 95134 (408) 435-0800

NEWS RELEASE January 29, 2013

About Pericom

Pericom Semiconductor Corporation (NASDAQ: PSEM) enables serial connectivity with the industry's most complete solutions for the computing, communications, consumer and embedded market segments. Pericom's analog, digital and mixed-signal integrated circuits, along with its frequency control products are essential in the timing, switching, bridging and conditioning of high-speed signals required by today's ever-increasing speed and bandwidth demanding applications. Company headquarters is in San Jose, California, with design centers and technical sales and support offices globally. Pericom and the Pericom logo are trademarks or registered trademarks of Pericom Semiconductor Corp in the U.S. and/or other countries. Our website is http://www.pericom.com.

Non-GAAP Financial Information

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), this announcement of operating results contains non-GAAP financial measures that exclude the income statement effects of share-based compensation, amortization of intangible assets, fair value adjustments of acquired inventory, a tax provision on intercompany transactions and the effects of excluding share-based compensation upon the number of diluted shares used in calculating non-GAAP earnings per share.

We have excluded share-based compensation expense in calculating these non-GAAP financial measures.  These expenses are non-cash in nature and rely on valuations of the future market price of our common stock that is difficult to predict and is affected by market factors that are largely not within the control of management. We have excluded amortization of intangible assets, amortization of the fair value adjustments related to acquired inventory, tax on an intercompany transaction and the corresponding tax effects of these adjustments because we do not consider them to be related to our core operating performance. We also use non-GAAP data in calculating certain metrics such as non-GAAP cost of revenues in computing inventory days of supply.

We use the non-GAAP financial measures that exclude these items to make strategic decisions, forecast future results and evaluate the Company’s current operating performance. We believe that the presentation of non-GAAP financial measures that exclude these items is useful to investors because we do not consider these charges either part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that are used to evaluate the Company’s operating performance.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Safe Harbor Statement

This press release contains forward-looking statements as defined under The Securities Litigation Reform Act of 1995. Forward-looking statements in this release include the statements under the captions “Fiscal Q3 2013 Outlook”, which regard the anticipated revenues, gross margin, operating expenses, other income, and effective tax rate in the third fiscal quarter of 2013, and statements from our CEO regarding challenging times for the industry and other future expectations. The Company’s actual results could differ materially from what is set forth in such forward-looking statements due to a variety of risk factors, including softness in demand for our products, price erosion for certain of our products, unexpected difficulties in developing new products, customer decisions to reduce inventory, economic or financial difficulties experienced by our customers, or technological and market changes. All forward-looking statements included in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and Pericom assumes no obligation to update any forward-looking statements. Parties receiving this release are encouraged to review our annual report on Form 10-K for the year ended June 30, 2012, our quarterly report on Form 10-Q for the quarter ended September 29, 2012, and in particular, the risk factors section contained in those reports.

Contact: Aaron Tachibana

Pericom Semiconductor

Tel: 408 435-0800

atachibana@pericom.com

3545 North First Street San Jose, CA 95134 (408) 435-0800

NEWS RELEASE January 29, 2013

Pericom Semiconductor Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	December 29,	September 29,	December 31,	December 29,	December 31,
	2012	2012	2011	2012	2011

Net revenues	$30,433	$36,749	$30,481	$67,182	$65,813

Cost of revenues	19,239	22,838	19,504	42,077	42,299

Gross profit	11,194	13,911	10,977	25,105	23,514

Operating expenses:

Research and development	5,097	5,323	5,277	10,420	10,593

Selling, general and administrative	7,532	7,639	7,060	15,171	14,399

Total operating expenses	12,629	12,962	12,337	25,591	24,992

Income (loss) from operations	(1,435)	949	(1,360)	(486)	(1,478)

Interest and other income, net	795	635	638	1,430	1,708

Income (loss) before income taxes	(640)	1,584	(722)	944	230

Income tax expense (benefit)	4,756	500	(335)	5,256	199

Net income (loss) from consolidated companies	(5,396)	1,084	(387)	(4,312)	31

Equity in net income of unconsolidated affiliate	57	108	52	165	79

Net income (loss)	$(5,339)	$1,192	$(335)	$(4,147)	$110

Basic income (loss) per share	$(0.23)	$0.05	$(0.01)	$(0.18)	$0.00

Diluted income (loss) per share	$(0.23)	$0.05	$(0.01)	$(0.18)	$0.00

Shares used in computing basic income (loss) per share	23,515	23,543	24,244	23,529	24,368

Shares used in computing diluted income (loss) per share	23,515	23,740	24,244	23,529	24,469

- more -

3545 North First Street	San Jose, CA 95134	(408) 435-0800

NEWS RELEASE January 29, 2013

Pericom Semiconductor Corporation
Condensed Consolidated Statements of Operations
(In thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	December 29,	September 29,	December 31,	December 29,	December 31,
	2012	2012	2011	2012	2011

Share-based compensation
Cost of revenues	$43	$52	$47	$95	$101
Research and development	333	322	357	655	728
Selling, general and administrative	484	467	528	951	1,077
Share-based compensation expense	$860	$841	$932	$1,701	$1,906

Amortization of intangible assets
Cost of revenues	$481	$477	$331	$958	$785
Research and development	49	56	167	105	327
Selling, general and administrative	242	243	241	485	480
Amortization of intangible assets	$772	$776	$739	$1,548	$1,592

- more -

3545 North First Street	San Jose, CA 95134	(408) 435-0800

NEWS RELEASE January 29, 2013

Pericom Semiconductor Corporation
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income
(In thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	December 29,	September 29,	December 31,	December 29,	December 31,
	2012	2012	2011	2012	2011
GAAP net income (loss)	$(5,339)	$1,192	$(335)	$(4,147)	$110
Reconciling items:
Share-based compensation expense	860	841	932	1,701	1,906
Amortization of intangible assets	772	776	739	1,548	1,592
Fair value adjustment to depreciation expense on acquired fixed assets	50	50	50	100	100
Tax on intercompany transaction	4,987	-	-	4,987	-
Tax effect of adjustments	(408)	(402)	(428)	(810)	(906)
Total reconciling items	6,261	1,265	1,293	7,526	2,692
Non-GAAP net income	$922	$2,457	$958	$3,379	$2,802

Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS
(unaudited)

Diluted net income (loss) per share:
GAAP diluted income (loss) per share	$(0.23)	$0.05	$(0.01)	$(0.18)	$0.00
Adjustments:
Share-based compensation expense	0.04	0.04	0.04	0.08	0.08
Amortization of intangible assets	0.03	0.03	0.03	0.06	0.07
Fair value adjustment to depreciation expense on acquired fixed assets	-	-	-	-	-
Tax on intercompany transaction	0.21	-	-	0.21	-
Tax effect of adjustments	(0.02)	(0.02)	(0.02)	(0.04)	(0.04)
Difference in share count	0.01	-	-	0.01
Total adjustments	0.27	0.05	0.05	0.32	0.11
Non-GAAP diluted income per share	$0.04	$0.10	$0.04	$0.14	$0.11

Shares used in diluted net income (loss) per share calculation:
GAAP	23,515	23,740	24,244	23,529	24,469
Change in diluted shares from GAAP net loss to non-GAAP net income	141	-	111	169	-
Exclude the benefit of share-based compensation expense (1)	507	308	334	408	379
Non-GAAP	24,163	24,048	24,689	24,106	24,848

(1) For purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of unamortized stock compensation costs that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

- more -

3545 North First Street	San Jose, CA 95134	(408) 435-0800

NEWS RELEASE January 29, 2013

Pericom Semiconductor Corporation
Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin
(In thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	December 29,	September 29,	December 31,	December 29,		December 31,
	2012	2012	2011	2012		2011
GAAP gross margin	$11,194	$13,911	$10,977	$25,105		$23,514
- % of revenues	36.8%	37.9%	36.0%	37.4%		35.7%
Reconciling items:
Share-based compensation	43	52	47	95		101
Amortization of intangible assets	481	477	331	958		785
Fair value adjustment to depreciation expense on acquired fixed assets	10	10	10	20		20
Total reconciling items	534	539	388	1,073		906
Non-GAAP gross margin	$11,728	$14,450	$11,365	$26,178		$24,420
- % of revenues	38.5%	39.3%	37.3%	39.0%		37.1%

Reconciliation of GAAP R&D Expenses to Non-GAAP R&D Expenses
(unaudited)

GAAP research and development expenses	$5,097	$5,323	$5,277	$10,420		$10,593
- % of revenues	16.7%	14.5%	17.3%	15.5%		16.1%
Reconciling items:
Share-based compensation	(333)	(322)	(357)	(655)		(728)
Amortization of intangible assets	(49)	(56)	(167)	(105)		(327)
Fair value adjustment to depreciation expense on acquired fixed assets	(10)	(10)	(10)	(20	)(20)
Total reconciling items	(392)	(388)	(534)	(780)		(1,075)
Non-GAAP research and development expenses	$4,705	$4,935	$4,743	$9,640		$9,518
- % of revenues	15.5%	13.4%	15.6%	14.3%		14.5%

Reconciliation of GAAP SG&A Expenses to Non-GAAP SG&A Expenses
(unaudited)

GAAP selling, general and administrative expenses	$7,532	$7,639	$7,060	$15,171		$14,399
- % of revenues	24.7%	20.8%	23.2%	22.6%		21.9%
Reconciling items:
Share-based compensation	(484)	(467)	(528)	(951)		(1,077)
Amortization of intangible assets	(242)	(243)	(241)	(485)		(480)
Fair value adjustment to depreciation expense on acquired fixed assets	(30)	(30)	(30)	(60)		(60)
Total reconciling items	(756)	(740)	(799)	(1,496)		(1,617)
Non-GAAP selling, general and administrative expenses	$6,776	$6,899	$6,261	$13,675		$12,782
- % of revenues	22.3%	18.8%	20.5%	20.4%		19.4%

- more -

3545 North First Street	San Jose, CA 95134	(408) 435-0800

NEWS RELEASE January 29, 2013

Pericom Semiconductor Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	As of	As of
	December 29, 2012	June 30, 2012
Assets

Current assets:

Cash and cash equivalents	$29,716	$24,283
Short-term investments	69,362	79,924
Accounts receivable - trade	19,828	24,010
Inventories	16,134	16,604
Prepaid expenses and other current assets	4,784	6,099
Deferred income taxes	1,611	1,549
Total current assets	141,435	152,469

Property, plant and equipment-net	61,838	56,102
Investments in unconsolidated affiliates	2,375	2,474
Deferred income taxes non-current	2,358	2,447
Long-term investments in marketable securities	25,224	23,628
Goodwill	16,829	16,797
Intangible assets-net	11,317	12,831
Other assets	8,817	9,058
Total assets	$270,193	$275,806

Liabilities and Shareholders' Equity

Current liabilities:

Short-term debt	$1,338	$1,364
Accounts payable	8,654	14,860
Accrued liabilities	12,075	8,608
Total current liabilities	22,067	24,832

Industrial development subsidy	7,578	8,577
Deferred income tax liabilities	5,986	6,191
Other long-term liabilities	3,450	2,571
Total liabilities	39,081	42,171

Shareholders' equity:
Common stock and paid in capital	123,664	123,362
Retained earnings and other comprehensive income	107,448	110,273
Total shareholders' equity	231,112	233,635

Total liabilities and shareholders' equity	$270,193	$275,806

- end -

3545 North First Street	San Jose, CA 95134	(408) 435-0800